Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES EXCHANGE OFFERS AND CONSENT SOLICITATIONS

MATAWAN, N.J., November 5, 2019 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly-owned subsidiary, K. Hovnanian Enterprises, Inc. (the “Issuer”), has commenced (i) a private offer to exchange (the “Old 2022 Notes Exchange Offer”) the Issuer’s 10.000% Senior Secured Notes due 2022 (the “Old 2022 Notes”) and (ii) a private offer to exchange (the “Old 2024 Notes Exchange Offer” and, together with the “Old 2022 Notes Exchange Offer,” the “Exchange Offers”) the Issuer’s 10.500% Senior Secured Notes due 2024 (the “Old 2024 Notes” and, together with the Old 2022 Notes, the “Old Notes”) for up to $240.0 million aggregate principal amount of the Issuer’s newly issued 10.000% 1.75 Lien Notes due 2025 (the “New 2025 Notes”). In conjunction with the Exchange Offers, the Issuer is soliciting (i) consents (the “Old 2022 Notes Consents”) to proposed amendments from the holders of the Old 2022 Notes (the “Old 2022 Notes Consent Solicitation”) to the indenture, dated as of July 27, 2017 (as amended and supplemented prior to the proposed amendments, the “Old Notes Indenture”), among the Issuer, the Company and the other guarantors parties thereto and Wilmington Trust, National Association, as trustee and as collateral agent, providing for, among other matters, the elimination of most of the restrictive covenants, certain of the affirmative covenants and certain of the events of default contained in the Old Notes Indenture applicable to the Old 2022 Notes (the “Old 2022 Notes Proposed Amendments”) and (ii) consents (the “Old 2024 Notes Consents” and, together with the Old 2022 Notes Consents, the “Old Notes Consents”) to proposed amendments from the holders of the Old 2024 Notes (the “Old 2024 Notes Consent Solicitation” and, together with the Old 2022 Notes Consent Solicitation, the “Consent Solicitations”) to the Old Notes Indenture providing for, among other matters, the elimination of most of the restrictive covenants, certain of the affirmative covenants and certain of the events of default contained in the Old Notes Indenture applicable to the Old 2024 Notes (the “Old 2024 Notes Proposed Amendments” and, together with the Old 2022 Notes Proposed Amendments, the “Proposed Amendments”). Holders of Old Notes may not consent to the applicable Proposed Amendments without tendering their Old Notes in the applicable Exchange Offer, and holders of Old Notes may not tender their Old Notes in the applicable Exchange Offer without consenting to the applicable Proposed Amendments with respect to such Old Notes. The Exchange Offers and Consent Solicitations are being made on the terms and subject to the conditions set forth in a Confidential Offering Memorandum and Consent Solicitation Statement, dated November 4, 2019 (as it may be amended or supplemented from time to time, the “Offering Memorandum”).

The consideration offered in the Exchange Offers is set forth below :

				Consideration per $1,000 Principal Amount of Old Notes Tendered
Title of Series	CUSIP/ISIN Numbers	Principal Amount Outstanding	Acceptance Priority Level	Early Participation Consideration (if tendered at or prior to the Early Participation Deadline)(1)(2)	Exchange Consideration(1)(2)
10.000% Senior Secured Notes due 2022........	442488 CD2 / US442488CD24; U48654 AV6 / USU48654AV61	$218,994,000	1	$1,005 principal amount of New 2025 Notes	$1,000 principal amount of New 2025 Notes
10.500% Senior Secured Notes due 2024........	442488 CE0 / US442488CE07; U48654 AW4 / USU48654AW45	$211,391,000	2	$955 principal amount of New 2025 Notes	$950 principal amount of New 2025 Notes

(1)   For each $1,000 principal amount of Old Notes, subject to any rounding as described herein.

(2)   Plus accrued and unpaid interest on the Old Notes, if any, to, but excluding, the Settlement Date (as defined below).

The Exchange Offers and the Consent Solicitations will expire at 11:59 p.m., New York City time, on December 5, 2019, unless extended or earlier terminated by the Issuer (such date and time, as the same may be extended or earlier terminated, the “Expiration Date”).

Eligible holders who validly tender and do not validly withdraw their Old Notes (and deliver the related Old Notes Consents) prior to 5:00 p.m., New York City time, on November 18, 2019, unless extended by the Issuer (such date and time, as it may be extended, the “Early Participation Date”), and whose Old Notes are accepted by the Issuer pursuant to the terms of the applicable Exchange Offer, will receive consideration in the form of New 2025 Notes in an amount equal to the early participation consideration (the “Early Participation Consideration”) applicable to such Old Notes as shown in the table above.

Eligible holders who validly tender their Old Notes (and deliver the related Old Notes Consents) after the Early Participation Date, and at or prior to the Expiration Date, and whose Old Notes are accepted by the Issuer pursuant to the terms of the applicable Exchange Offer, will receive consideration in the form of New 2025 Notes in an amount equal to the exchange consideration (the “Exchange Consideration”) applicable to such Old Notes as shown in the table above.

In addition, eligible holders whose Old Notes are accepted for exchange will receive a cash payment representing accrued and unpaid interest on such Old Notes to, but not including, the Settlement Date, and amounts due in lieu of fractional amounts of New 2025 Notes.

Tenders of Old Notes (and delivery of the related Old Notes Consents) made prior to 5:00 p.m., New York City time, on November 18, 2019, unless extended by the Issuer (such date and time, as it may be extended, the “Withdrawal Deadline”) may be validly withdrawn at any time at or prior to the Withdrawal Deadline. Tenders of Old Notes (and delivery of the Old Notes Consents) made after the Withdrawal Deadline and at or prior to the Expiration Date will be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law. The Early Participation Date can be extended independently of the Withdrawal Deadline.

The aggregate principal amount of Old Notes that are accepted for exchange in the Exchange Offers will be based on the order of acceptance priority for such series set forth in the table above (the “Acceptance Priority Levels”), such that the aggregate principal amount of Old Notes accepted in the Exchange Offers results in the issuance of New 2025 Notes in an aggregate principal amount not to exceed $240,000,000 (the “New Notes Cap”). Any and all validly tendered Old 2022 Notes will be accepted for exchange into New 2025 Notes, and validly tendered Old 2024 Notes will be accepted for exchange at the Acceptance Priority Level set forth above into New 2025 Notes, unless and until the New Notes Cap is reached. If, in connection with the Exchange Offers, New 2025 Notes are issued in an amount less than the New Notes Cap, then, following the completion of the Exchange Offers, we will offer to exchange the Issuer’s senior unsecured term loans due 2027 (the “2027 Term Loans”) for debt that is secured on a pari passu basis with the New 2025 Notes (the “New Pari Passu Debt”) to be issued or borrowed by the Issuer and guaranteed by the Guarantors in an amount equal to the New Notes Cap less the amount of New 2025 Notes issued in the Exchange Offers. The terms of the New Pari Passu Debt, if any, are to be determined and may differ from the New 2025 Notes.

Subject to the terms and conditions of the Exchange Offers, the Issuer will accept for exchange the Old Notes of any series validly tendered in the Exchange Offers in accordance with the applicable Acceptance Priority Level (in numerical priority order) for such series, as set forth in the table above, with Acceptance Priority Level 1 being the highest priority level, such that the aggregate principal amount of Old Notes accepted in the Exchange Offers is an amount of Old Notes that results in the issuance of New 2025 Notes in an aggregate principal amount not to exceed the New Notes Cap. If acceptance of all validly tendered Old 2024 Notes (together with all validly tendered Old 2022 Notes) would cause the Issuer to accept a principal amount of Old Notes that would result in an issuance of New 2025 Notes greater than the New Notes Cap, then the Old 2024 Notes Exchange Offer will be oversubscribed, and the Issuer will accept for exchange tendered Old 2024 Notes on a prorated basis, with the aggregate principal amount of each holder’s validly tendered Old 2024 Notes accepted for exchange determined by multiplying the aggregate principal amount of Old 2024 Notes tendered by each holder by the applicable proration factor, and rounding the product down to the nearest $1,000 principal amount for such series. Depending on the amount tendered, and the proration factor applied, if the principal amount of Old Notes returned to a holder as a result of proration would result in less than the minimum denomination being returned to such holder, the Issuer will either accept or reject all of such holder’s validly tendered Old 2024 Notes. The settlement date for the Exchange Offers is expected to be on or about the third business day following of the Expiration Date or as soon as practicable thereafter, which is expected to be December 10, 2019 (the “Settlement Date”).

Holders shall only be entitled to receive the Early Participation Consideration or the Exchange Consideration, as applicable, for all Old Notes validly tendered by such holder prior to the Expiration Date (and not validly withdrawn prior to the Withdrawal Deadline) and accepted by the Issuer. The aggregate Early Participation Consideration or Exchange Consideration in respect of each participating holder for all Old Notes validly tendered (and not validly withdrawn prior to the Withdrawal Deadline) and accepted by the Issuer will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of New 2025 Notes holders will receive as part of their Early Participation Consideration or Exchange Consideration, as applicable, and we will pay cash in lieu of any principal amount of New 2025 Notes not received as a result of such rounding down equal to the principal amount of such New 2025 Notes. Any such adjustment will apply to all Old Notes tendered and accepted in the Exchange Offers.

Subject to applicable law, we may (i) extend or otherwise amend the Early Participation Date and the Expiration Date with respect to an Exchange Offer and/or a Consent Solicitation or (ii) decrease the New Notes Cap, in each case without extending the Withdrawal Deadline for such Exchange Offer or otherwise reinstating withdrawal rights of holders of Old Notes. Each Exchange Offer and Consent Solicitation is a separate offer, and each Exchange Offer and Consent Solicitation may be individually amended, extended, terminated or withdrawn without amending, extending, terminating or withdrawing any other Exchange Offer or Consent Solicitation.

The Issuer’s obligation to accept for exchange any Old Notes validly tendered and not validly withdrawn before the Withdrawal Deadline pursuant to the Exchange Offers is conditioned upon the satisfaction or, if applicable, waiver of certain conditions, which are more fully described in the Offering Memorandum. However, the consummation of the Exchange Offers is not conditioned upon the receipt of the Requisite Consents (as defined below) to approve the applicable Proposed Amendments or the execution and delivery of the Supplemental Indentures giving effect to the Proposed Amendments. Documents relating to the Exchange Offers will be distributed only to holders of Old Notes who complete a letter of eligibility confirming that they are within the category of holders that are eligible to participate in this private offer. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers or Consent Solicitations.

The valid consent (which has not been validly revoked) of the holders of at least a majority in aggregate principal amount of the outstanding Old Notes of each series (the “Old Notes Requisite Consent”) is required for the adoption of the applicable Proposed Amendments for such series and for the supplemental indentures giving effect to the Proposed Amendments for such series (each, a “Supplemental Indenture”) to be approved and binding on the holders of such Old Notes. In the event that the Old Notes Requisite Consents are received for a series of Old Notes, the Issuer, the Company and the other guarantors party to the Old Notes Indenture and the trustee and collateral agent under the Old Notes Indenture will execute the applicable Supplemental Indenture setting forth and giving effect to the applicable Proposed Amendments that will become effective upon execution. It is expected that the Supplemental Indenture giving effect to the applicable Proposed Amendments will be executed promptly following receipt of the applicable Requisite Consents, which may occur prior to the Expiration Date but in no event will occur prior to the later of the Early Participation Date and the Withdrawal Deadline. However, each Supplemental Indenture, by its terms, will provide that the applicable Proposed Amendments will not become operative unless and until the Early Participation Consideration or the Exchange Consideration, in each case applicable to the applicable series of Old Notes and as applicable, is paid to tendering holders of applicable Old Notes at the Settlement Date. If the Proposed Amendments become effective with respect to a series of Old Notes, all holders of such series of Old Notes, including non-tendering holders of such series of Old Notes, will be bound thereby. The Old Notes Indenture, without giving effect to the Proposed Amendments, will remain in effect until the Proposed Amendments become operative by their terms.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold any of the Old Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in, the Exchange Offers or Consent Solicitations, before the deadlines specified herein and in the Offering Memorandum. The deadlines set by each clearing system for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offering Memorandum.

The obligations under the New 2025 Notes will be fully and unconditionally guaranteed by the Company, and substantially all of its subsidiaries, other than the issuer of the New 2025 Notes, the Company’s home mortgage subsidiaries, certain of its title insurance subsidiaries, joint ventures and subsidiaries holding interests in joint ventures. The New 2025 Notes will bear interest at the rate of 10.000% per year, accruing from the date of issuance. Interest on the New 2025 Notes will be payable semi-annually, in arrears on May 15 and November 15 of each year, beginning on May 15, 2020. The New 2025 Notes will mature on November 15, 2025. We may redeem some or all of the New 2025 Notes on or after the times, and at the redemption prices, specified in the Offering Memorandum.

If the Old 2024 Notes Exchange Offer is oversubscribed and we accept for exchange tendered Old 2024 Notes on a prorated basis, then the consents delivered with respect to such Old 2024 Notes will be null and void, but the validity of such Old 2024 Notes tendered shall be unaffected (even if the amount accepted by us is greater than 50%).

None of us, the Dealer Manager (as defined below), the Exchange Agent, the Information Agent or any other person is making any recommendation as to whether or not holders should tender their Old Notes for exchange in the Exchange Offers, or provide Old Notes Consents in the Consent Solicitations. Holders must make their own decision whether to tender their Old Notes in the Exchange Offers and provide Old Notes Consents in the Consent Solicitations, and, if so, the amount of their Old Notes to tender.

Global Bondholder Services Corporation is serving as the exchange agent and information agent for the Exchange Offers. Any question regarding the Exchange Offers or the Consent Solicitations or the procedures for tendering Old Notes and requests for copies of the Offering Memorandum may be directed to Global Bondholder Services by phone at 866-470-3800 (toll free) or 212-430-3774.

This press release is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy the Old Notes, the New 2025 Notes or any other securities of the Issuer or the Company, including any securities that may be offered to the holders of the unsecured term loan, nor shall there be any such offer, solicitation or sale in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release also is not a solicitation of consents to the Proposed Amendments to the Old Notes Indenture. The Exchange Offers are being made solely on the terms and subject to the conditions set forth in the Offering Memorandum and the information in this press release is qualified by reference to such Offering Memorandum.

The New 2025 Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority of any State or other jurisdiction. The Exchange Offers will only be made, and the New 2025 Notes are only being offered and will only be issued, to holders of Old Notes either (a) in the United States, that are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act or (b) (i) outside the United States, that are persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act, (ii) if located or resident in any Member State of the European Economic Area which has implemented Directive 2003/71/EC, as amended (the “Prospectus Directive”), who are “Qualified Investors” as defined under the Prospectus Directive and (iii) if located or resident in Canada, is an “accredited investor” as defined in National Instrument 45- 106 – Prospectus Exemptions (“NI 45-106”) or section 73.3(1) of the Securities Act (Ontario) and is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”).

Documents relating to the Exchange Offers will be distributed only to holders of Old Notes who complete a letter of eligibility confirming that they are within the category of holders that are eligible to participate in this private offer. Additionally, holders of Old Notes that are resident in Canada are required to complete, sign and submit a Canadian eligibility form.  To access these documents, click on the following link: http://gbsc-usa.com/eligibility/khov.

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company; (5) the Company’s sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor; (10) reliance on, and the performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) fluctuations in interest rates and the availability of mortgage financing; (13) increases in cancellations of agreements of sale; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (17) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (24) geopolitical risks, terrorist acts and other acts of war; (25) loss of key management personnel or failure to attract qualified personnel; (26) information technology failures and data security breaches; (27) negative publicity; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.